                                                                   EXHIBIT 10.16

[Logo]  CHAIN LINK                                       1314 Chesapeake Terrace
        TECHNOLOGIES, INC.                           Sunnyvale, California 94089
                                                               tel: 408.543.4400
                                                               fax: 408.752.8460
                                                             http://www.clti.com

                                 May 23, 2000

Mr. Paul McFeeters

Re:  Officer of Employment by Chain Link Technologies, Inc.
     ------------------------------------------------------

Dear Mr. McFeeters:

I am very pleased to confirm our offer to you of employment with Chain Link Technologies, Inc. ("CLTI") (the "Company"). You will report to Bryan Plug, Chief Executive Officer, in the position of Chief Financial Officer out of our Sunnyvale, CA Office.

The terms of our offer and the benefits currently provided by the Company are as follows:

     1.  Starting Salary. Your starting salary will be one hundred and seventy-
         ---------------
         five thousand US dollars ($175,000) per year and will be subject to annual review. In addition, you will be eligible for a performance-based bonus of up to fifty thousand US dollars ($50,000) annually. You will be provided with the specific performance criteria for calculation of your actual bonus.

     2.  Benefits. In addition, you will be eligible to participate in regular
         --------
         health insurance, bonus and other employee benefit plans established by the Company for its employees from time to time. The Company reserves the right to change or otherwise modify, in its sole discretion, the preceding terms of employment, as well as any of the terms set forth herein at any time in the future.

     3.  Vacation. Chain Link will offer you 4 weeks of vacation a year prorated
         --------
         on your year of hire accrued at 13.33 hours a month. You may carry over any unused accrued paid time off from year to year, not to exceed 160 hours of paid time off accrual at any time.

     4.  Relocation. Chain Link will reimburse up to thirty thousand US dollars
         ----------
         ($30,000) in relocation related expenses. Original receipts are required to receive reimbursement. You are also required to pay back the relocation expenses to Chain Link if you choose to terminate your employment with Chain Link within a year from your start date.

     5.  Confidentiality. As an employee of the Company, you will have access to
         ---------------
         certain confidential information of the Company and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interests of the Company, you will need to sign the Company's standard "Employee Invention Assignment and Confidentiality Agreement" as a condition of your employment. We wish to impress upon you that we do not want you to, and we hereby direct you not to, bring with you any confidential or proprietary material of any former employer or to violate any other obligations you may have to any former employer. During the period that you render services to the Company, you agree to not engage in any employment, business or activity that is in any way competitive with the business or proposed business of the Company. You will disclose to the Company in writing any other gainful employment, business or activity that you are currently associated with or participate in that competes with the Company. You will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. You represent that your signing of this offer letter, agreement(s) concerning stock options granted to you, if any, under the Plan (as defined below) and the Company's Employee Invention Assignment and Confidentiality Agreement and you

[Logo]  CHAIN LINK                                       1314 Chesapeake Terrace
        TECHNOLOGIES, INC.                           Sunnyvale, California 94089
                                                               tel: 408.543.4400
                                                               fax: 408.752.8460
                                                             http://www.clti.com

         commencement of employment with the Company will not violate any agreement currently in place between yourself and current or past employers.

     6.  Options. We will recommend to the Board of Directors of the Company
         -------
         that you be granted the opportunity to purchase up to one hundred seventy-five thousand (175,000) shares of Common Stock of the Company under our 1997 Chain Link Stock Options Plan (the "Plan") at a strike price of $3.00 per share if you start on or before June 1, 2000. You may exercise 25% vested options after your first 12 months of employment with Chain Link and an additional twenty-five percent (25%) per year thereafter, so long as you remain employed by the Company. However, the grant of such options by the Company is subject to the Board's approval and this promise to recommend such approval is not a promise of compensation and is not intended to create any obligation on the part of the Company. The Company's Board of Directors will provide further details on the Plan and any specific option grant to you upon approval of such grant.

     7.  Severance. For involuntary termination without cause, your severance
         ---------
         package will consist of six months of your base salary and general benefits, provided, however, that you will not continue to vest in stock options after the date of the termination of your employment. You will not be entitled to any additional compensation, other than payment for salary earned but unpaid, accrued but unused vacation and any vested stock options if your employment is terminated for cause or if you voluntarily resign from your employment.

     7.  At Will Employment.  While we look forward to a long and profitable
         ------------------
         relationship, should you decide to accept our offer, you will be an at-will employee of the Company, which means the employment relationship can be terminated by either of us for any reason, at any time, with or without notice and with our without cause. Any statements or representations to the contrary (and, indeed, any statements contradicting any provision in this letter) should be regarded by you as ineffective. Further, your participation in any stock option or benefit program is not to be regarded as assuring you of continuing employment for any particular period of time.

     8.  Authorization to Work. Please note that because of employer regulations
         ---------------------
         adopted in the Immigration Reform and Control Act of 1986, within three
         (3) business days of starting your new position you will need to present documentation demonstrating that you have authorization to work in the United States. If you have questions about this requirement, which applies to U.S. citizens and non-U.S. citizens alike, you may contact our personnel office.

     9.  Arbitration. You and the Company agree to submit to mandatory and
         -----------
         exclusive binding arbitration any controversy or claim arising out of, or relating to, this Agreement or any breach hereof or your employment relationship, provided, however, that the parties retain their right to, and shall not be prohibited, limited or in any other way restricted from seeking or obtaining equitable relief from a court having jurisdiction over the parties. Such arbitration shall be conducted through the American Arbitration Association in the State of California, Santa Clara County, before a single arbitrator, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

[Logo]  CHAIN LINK                                       1314 Chesapeake Terrace
        TECHNOLOGIES, INC.                           Sunnyvale, California 94089
                                                               tel: 408.543.4400
                                                               fax: 408.752.8460
                                                             http://www.clti.com

     10. Acceptance. This offer will remain open until May 30, 2000. If you decide to accept our offer and I hope you will, please sign the enclosed copy of this letter in the space indicated and return it to me. Your signature will acknowledge that you have read and understood and agreed to the terms and conditions of this offer letter and the attached documents, if any. Should you have anything else that you wish to discuss, please do not hesitate to call me.

We look forward to the opportunity to welcome you to the Company.

Sincerely,

/s/ Bryan Plug

Bryan Plug                 Linda Lee for Bryan Plug
Chief Executive Officer

I have read and understood this offer letter and hereby acknowledge, accept and agree to the terms as set forth above and further acknowledge that no other commitments were made to me as part of my employment offer except as specifically set forth herein.

/s/ Paul McFeeters                           Dated signed May 30, 2000
--------------------------------                         ----------------------
Paul McFeeters

I plan to report to work at Chain Link Technologies, Inc. on  May 30, 2000    .
                                                            ------------------